UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2008
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Letter Agreement

Item 5.02. Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 28, 2008, Dr. Sidney Harman, the non-executive Chairman of the Board of Directors (the “Board”) of Harman International Industries, Incorporated (the “Company”) advised the Board that he intended to retire as non-executive Chairman effective June 30, 2008 and not stand for re-election to the Board at the Company’s next annual meeting of stockholders. In connection with Dr. Harman’s retirement, the Company has announced that Dinesh Paliwal, the Company’s Chief Executive Officer, will become Chairman of the Board effective June 30, 2008.
     The Company and Dr. Harman have entered into a letter agreement dated May 28, 2008 (the “Agreement”) memorializing their discussions related to his retirement. Pursuant to the Agreement, Dr. Harman has resigned as non-executive Chairman effective June 30, 2008. Dr. Harman will continue to serve as a member of the Board until the expiration of his current term at the Company’s next annual stockholder meeting, currently anticipated to occur in the fourth calendar quarter of 2008, at which time he will retire from the Board. Following Dr. Harman’s retirement from the Board, he will hold the title of Founder and Chairman Emeritus of the Company.
     Pursuant to the Agreement, Dr. Harman will receive a transition allowance of $150,000 per year during the five-year period following his resignation as non-executive Chairman. Dr. Harman will be entitled to use his Company office in Washington D.C. through December 31, 2008. Pursuant to the Agreement, Dr. Harman has agreed to a non-solicitation and standstill covenant that will apply through the third anniversary of his retirement from the Board.
     The foregoing summary of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated May 28, 2008, between Harman International Industries, Incorporated and Dr. Sidney Harman

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Edwin Summers
Edwin Summers
Vice President, General Counsel and Secretary

Date: June 2, 2008